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                                                                    EXHIBIT 99.1


                                                                  March 29, 1999

                                                                    Joy Schaefer
                                                                       President
                                                                        Westcorp
                                                                   (949)727-1000

                                                            Cecilia A. Wilkinson
                                                       Pondel Parson & Wilkinson
                                                                  (310) 207-9300



              WESTCORP ANNOUNCES PROMOTIONS OF EXECUTIVE OFFICERS

Irvine, CA: Westcorp (NYSE: WES), the financial services holding company whose principal subsidiaries are WFS Financial (Nasdaq: WFSI; www.wfsfinancial.com) and Western Financial Bank (www.wfb.com) today announced three executive promotions, including the appointment of Joy Schaefer to the position of President of Westcorp. Schaefer will continue to serve in the roles of Chief Operating Officer of Westcorp, Vice Chairman, Chief Executive Officer of WFS Financial, and Chief Operating Officer of Western Financial Bank.

In addition, the Company announced that James E. Tecca, former Executive Vice President and head of the Commercial Banking Group, was promoted to the position of President of Western Financial Bank. Thomas Wolfe, former Executive Vice President and National Production Manager of WFS, was promoted to President and Chief Operating Officer of WFS. Ernest S. Rady will continue to serve as Chief Executive Officer of both Westcorp and Western Financial Bank.

"These promotions are a part of the company's strategy to build an executive management team that will focus on their areas of expertise while ensuring that the overall corporate entity retains a single strategic focus", said Rady. "Joy's promotion to President of Westcorp is both an acknowledgment of what she accomplished last year in turning around WFS as well as an endorsement of her leadership for the future."


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Ms. Schaefer, 39, joined Westcorp in 1989 as Treasurer and served as Chief
Financial Officer until her appointment as Chief Operating Officer in 1995. Schaefer has been Vice Chairman of WFS Financial since 1995, President of WFS Financial since 1996 and Chief Executive Officer since 1997. She has also held the positions of Senior Executive Vice President and Chief Operating Officer of Westcorp since 1994 and Chief Operating Officer of Western Financial Bank since 1995.

Mr. Tecca, 55, has been Executive Vice President and head of the Commercial Banking Division since 1996. Mr. Tecca has over 30 years of banking experience in California, specializing in corporate and retail banking clients. Prior to joining the Bank, he was Senior Vice President with Bank of America for 20 years. In addition, Mr. Tecca was Chief Operating Officer with Bay View Federal Bank in San Francisco and President and Chief Executive Officer of Girard Savings Bank in San Diego.

"Jim brings a wealth of experience to the Bank as we continue to focus on expanding our commercial and retail banking operations. These changes are an important step in ensuring that our family of companies are positioned to compete effectively in each of our major lines of business - Automobile Financing, Community Banking and Mortgage Banking", commented Schaefer.

Mr. Wolfe, 39, served as Executive Vice President and National Production Manager of WFS Financial since 1998. Prior to joining WFS, he held the position of National Production Manager at Key Auto Finance, where he oversaw the production of the indirect auto finance business, which included prime, sub-prime, commercial lending, and leasing. Wolfe has been in the auto finance and consumer credit industry since 1982. He previously held positions with Citibank and GMAC.

"Tom's expertise in the auto finance industry will help WFS continue to realize the growth potential in last year's restructuring and also help open up new products and delivery channels to further enhance the company's growth", said Schaefer.

Westcorp, through its subsidiary, Western Financial Bank, originates mortgage loans nationwide through 3 regional operations centers, operates 25 retail bank branches throughout California, and provides commercial banking services in southern California. WFS Financial is a nationwide automobile finance company specializing in the purchase, securitization, and service of prime and non-prime credit quality automobile contracts.